SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: November 25, 1997

                             Commission file number:
                                    333-26269

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

         Texas                                           74-2763837
(State of incorporation)                    (IRS Employer Identification Number)

   2600 Longhorn Boulevard, Suite 105                       78758
              Austin, Texas                              (Zip Code)
(Address of principal executive offices)


                                  512-834-1822
              (Registrant's telephone number, including area code)


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Item 2. Acquisition of Disposition of Assets

On November 13, 1997, International Isotopes Inc. (the "Company") completed the acquisition of two buildings and twelve (12) acres of land located at 3100 Jim Christal Rd., Denton, Texas. The property was purchased from the Union Camp Corporation for $2,100,000. The Union Camp Corporation had previously utilized the property for the manufacture of paper and paper products. The Company plans to locate executive offices and provide for expansion of radiochemistry and radiopharmaceutical operations in the 80,000 square foot building and will use the smaller 12,000 square foot metal building for storing assets held for sale. The Company obtained a loan in the amount of $2,475,000 from Texas Bank for the purchase and planned improvements to the building. The financing is a twenty-year amortizing loan with interest payable monthly beginning in November 1997, and principal payable beginning May 1998. The interest rate is adjustable every three years based on Chase Manhattan Bank Prime.

Item 5. Other Events

In November 1997, the Company signed a letter of intent with IMAGYN Medical Technologies, Inc. wherein the companies will collaborate on the development of radioactive seed products to be used in the treatment of prostate cancer. Under the proposed terms, International Isotopes Inc. will be responsible for the development and manufacturing of Iodine 125 and other radioactive seeds. IMAGYN would grant International Isotopes Inc. a minimum three year supply contract valued at several million dollars, and, in exchange, would receive an exclusive, worldwide right to market the IMAGYN radioactive seed product.

Item 7. Financial Statements and Exhibits

    (c) Exhibits

        7.1 Press release related to building purchase dated November 14, 1997.

        7.2 Sales Contract Dated September 25, 1997 between Union Camp Corporation and International Isotopes Inc.

        7.3 Promissory Note between International Isotopes Inc. and Texas Bank in the amount of $2,475,000 with an effective date of October 22, 1997.

        7.4 Press release related to IMAGYN letter of intent dated November 24, 1997.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            International Isotopes Inc.
                                            (Registrant)


                                            By:
                                                --------------------------
                                                  Joan Gillett, CPA
                                                  Chief Financial Officer

                                            By:
                                                --------------------------
                                                  Ira Lon Morgan, Ph.D.
                                                  Chairman of the Board
Date:  November 25, 1997

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